Exhibit 99.01

Valero Energy Partners LP Reports Second Quarter 2016 Results

•	Reported net income attributable to partners of $49 million and EBITDA of $64 million.

•
Reported net cash provided by operating activities of $59 million and distributable cash flow of $59 million, a 68 percent and 47 percent increase, respectively, compared to the second quarter of 2015.

•	Increased cash distribution 7.4 percent to $0.365 per unit.

•	Maintained strong distribution coverage ratio of 2.0x.

SAN ANTONIO, August 4, 2016 - Valero Energy Partners LP (NYSE: VLP, the “Partnership”) today reported second quarter 2016 net income attributable to partners of $49 million, or $0.67 per common limited partner unit. The Partnership generated earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $64 million and distributable cash flow of $59 million. VLP’s distribution coverage ratio for the second quarter was 2.0x.

“We delivered another quarter of solid earnings and distribution growth, underpinned by our continued focus on safe and reliable operations,” said Joe Gorder, Chairman and Chief Executive Officer of VLP’s general partner. “We’re on pace to grow distributions at our target annual rate of 25 percent through 2017.”

In July, the board of directors of VLP’s general partner declared a second quarter 2016 cash distribution of $0.365 per unit, representing a 7.4 percent increase from the first quarter of 2016.

Financial Results
Revenues were $88 million for the second quarter of 2016. Operating expenses were $21 million, general and administrative expenses were $4 million, and depreciation expense was $11 million. Revenues for the Partnership were higher in the second quarter of 2016 compared to the second quarter of 2015 primarily due to contributions from the Corpus Christi terminals, which were acquired on October 1, 2015, and the McKee terminal, which was acquired on April 1, 2016.
“We continue to focus on growing the Partnership through acquisition and development of logistics assets that support Valero’s operations.” said Gorder.

Liquidity and Financial Position
As of June 30, 2016, the Partnership had $503 million of total liquidity consisting of $67 million of cash and cash equivalents and $436 million available on its revolving credit facility. Capital expenditures attributable to the Partnership in the second quarter of 2016 totaled $3 million, which includes $1.5 million for expansion and $1.5 million for maintenance.

The Partnership continues to expect 2016 capital expenditures to be approximately $19 million, of which $11 million is for maintenance and $8 million is for expansion.

Conference Call
The Partnership’s senior management will host a conference call at 3 p.m. ET today to discuss this earnings release. A live broadcast of the conference call will be available on the Partnership’s website at www.valeroenergypartners.com.

About Valero Energy Partners LP
Valero Energy Partners LP is a fee-based master limited partnership formed by Valero Energy Corporation to own, operate, develop and acquire crude oil and refined products pipelines, terminals, and other transportation and logistics assets. With headquarters in San Antonio, the Partnership’s assets include crude oil and refined petroleum products pipeline and terminal systems in the Gulf Coast and Mid-Continent regions of the United States (“U.S.”) that are integral to the operations of nine of Valero’s refineries. Please visit www.valeroenergypartners.com for more information.

Contacts
Investors:
John Locke, Vice President - Investor Relations, 210-345-3077
Karen Ngo, Manager - Investor Relations, 210-345-4574
Media:
Lillian Riojas, Director - Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
This release contains forward-looking statements within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership. Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the SEC, including the Partnership’s annual reports on Form 10-K and quarterly reports on Form 10-Q available on the Partnership’s website at www.valeroenergypartners.com. These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

Use of Non-GAAP Financial Information
This earnings release and the accompanying financial tables include financial measures that are not defined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “EBITDA,” “distributable cash flow,” and “distribution coverage ratio.” We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying financial tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable U.S. GAAP measures. In note (j) to the tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures provides useful information.

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(Thousands of Dollars, Except per Unit Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Statement of income data (a):
Operating revenues – related party (b)	$87,664	$60,245	$166,431	$102,131
Costs and expenses:
Operating expenses (c)	20,520	22,191	41,397	46,487
General and administrative expenses (d)	3,578	3,312	7,806	7,024
Depreciation expense (e)	10,622	9,904	21,243	19,343
Total costs and expenses	34,720	35,407	70,446	72,854
Operating income	52,944	24,838	95,985	29,277
Other income, net	57	26	134	137
Interest and debt expense, net of capitalized interest (f)	(3,251)	(1,411)	(5,910)	(2,012)
Income before income taxes	49,750	23,453	90,209	27,402
Income tax expense (benefit) (g)	303	(51)	545	(177)
Net income	49,447	23,504	89,664	27,579
Less: Net loss attributable to Predecessor	—	(10,158)	(3,081)	(28,204)
Net income attributable to partners	49,447	33,662	92,745	55,783
Less: General partner’s interest in net income	5,213	1,357	8,717	2,209
Limited partners’ interest in net income	$44,234	$32,305	$84,028	$53,574

Net income per limited partner unit (basic and diluted):
Common units	$0.67	$0.54	$1.28	$0.91
Subordinated units	$0.67	$0.54	$1.28	$0.90

Weighted-average limited partner units outstanding (basic and diluted) (in thousands):
Common units – public	21,501	17,250	21,501	17,250
Common units – Valero	15,747	13,448	15,383	12,816
Subordinated units – Valero	28,790	28,790	28,790	28,790

See Notes to Earnings Release on Table Page 7.

Table Page 1

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(Thousands of Dollars, Except per Unit and per Barrel Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating highlights (a):
Pipeline transportation:
Pipeline transportation revenues (b)	$19,318	$19,967	$39,563	$39,842
Pipeline transportation throughput (BPD) (h)	850,516	953,123	884,725	966,399
Average pipeline transportation revenue per barrel (i)	$0.25	$0.23	$0.25	$0.23
Terminaling:
Terminaling revenues (b)	$68,211	$40,143	$126,598	$62,019
Terminaling throughput (BPD)	2,146,293	1,379,757	1,998,077	1,095,173
Average terminaling revenue per barrel (i)	$0.35	$0.32	$0.35	$0.31
Storage revenues	$135	$135	$270	$270
Total operating revenues – related party	$87,664	$60,245	$166,431	$102,131
Capital expenditures (a):
Maintenance	$1,518	$2,129	$3,520	$6,649
Expansion	1,540	4,174	5,805	11,642
Total capital expenditures	3,058	6,303	9,325	18,291
Less: Capital expenditures attributable to Predecessor	—	5,229	—	15,932
Capital expenditures attributable to Partnership	$3,058	$1,074	$9,325	$2,359
Other financial information:
Net cash provided by operating activities	$58,875	$34,985	$107,933	$40,913
Distributable cash flow (j)	$58,848	$40,051	$109,945	$67,503
Distribution declared per unit	$0.3650	$0.2925	$0.7050	$0.5700
Distribution declared:
Limited partner units – public	$7,854	$5,048	$15,169	$9,838
Limited partner units – Valero	16,256	12,355	31,399	24,076
General partner units – Valero	4,802	1,053	7,952	1,808
Total distribution declared	$28,912	$18,456	$54,520	$35,722
Distribution coverage ratio: Distributable cash flow divided by total distribution declared (j)	2.04x	2.17x	2.02x	1.89x

			June 30,	December 31,
			2016	2015
Balance sheet data (a):
Cash and cash equivalents			$67,167	$80,783
Total assets			895,670	902,666
Current portion of debt and capital lease obligations			250	913
Debt and capital lease obligations, less current portion			684,065	545,246
Total debt and capital lease obligations			684,315	546,159
Partners’ capital			198,005	342,712
Working capital			79,908	86,231
See Notes to Earnings Release on Table Page 7.

Table Page 2

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (j)
(Thousands of Dollars)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income to EBITDA and distributable cash flow (a) (j):
Net income	$49,447	$23,504	$89,664	$27,579
Plus:
Depreciation expense	10,622	9,904	21,243	19,343
Interest and debt expense, net of capitalized interest	3,251	1,411	5,910	2,012
Income tax expense (benefit)	303	(51)	545	(177)
EBITDA	63,623	34,768	117,362	48,757
Less: EBITDA attributable to Predecessor	—	(7,969)	(1,848)	(21,790)
EBITDA attributable to Partnership	63,623	42,737	119,210	70,547
Plus:
Adjustments related to minimum throughput commitments	221	24	235	4
Projects prefunded by Valero	—	—	—	589
Other	—	—	—	384
Less:
Cash interest paid	2,982	1,406	5,484	1,578
Income taxes paid	496	441	496	441
Maintenance capital expenditures	1,518	863	3,520	2,002
Distributable cash flow	$58,848	$40,051	$109,945	$67,503

See Notes to Earnings Release on Table Page 7.

Table Page 3

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (j)
(Thousands of Dollars)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (a) (j):
Net cash provided by operating activities	$58,875	$34,985	$107,933	$40,913
Plus:
Changes in current assets and current liabilities	1,456	(1,682)	3,442	6,073
Changes in deferred charges and credits and other operating activities, net	(138)	(41)	(249)	(459)
Interest and debt expense, net of capitalized interest	3,251	1,411	5,910	2,012
Current income tax expense	179	95	326	218
EBITDA	63,623	34,768	117,362	48,757
Less: EBITDA attributable to Predecessor	—	(7,969)	(1,848)	(21,790)
EBITDA attributable to Partnership	63,623	42,737	119,210	70,547
Plus:
Adjustments related to minimum throughput commitments	221	24	235	4
Projects prefunded by Valero	—	—	—	589
Other	—	—	—	384
Less:
Cash interest paid	2,982	1,406	5,484	1,578
Income taxes paid	496	441	496	441
Maintenance capital expenditures	1,518	863	3,520	2,002
Distributable cash flow	$58,848	$40,051	$109,945	$67,503

See Notes to Earnings Release on Table Page 7.

Table Page 4

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(Thousands of Dollars)
(Unaudited)

The following tables present our statements of income for the three and six months ended June 30, 2015. Previously reported financial results have been adjusted for the acquisitions of the Corpus Christi Terminal Services Business and the McKee Terminal Services Business. See Note (a) of Notes to Earnings Release for a discussion of the basis of this presentation.

	Three Months Ended June 30, 2015
	Valero Energy Partners LP (Previously Reported)	Corpus Christi Terminal Services Business (April 1, 2015 to June 30, 2015)	McKee Terminal Services Business (April 1, 2015 to June 30, 2015)	Valero Energy Partners LP (Currently Reported)
Operating revenues – related party (b)	$60,245	$—	$—	$60,245
Costs and expenses:
Operating expenses	14,374	6,131	1,686	22,191
General and administrative expenses	3,160	89	63	3,312
Depreciation expense	7,715	1,064	1,125	9,904
Total costs and expenses	25,249	7,284	2,874	35,407
Operating income (loss)	34,996	(7,284)	(2,874)	24,838
Other income, net	26	—	—	26
Interest and debt expense, net of capitalized interest	(1,411)	—	—	(1,411)
Income (loss) before income taxes	33,611	(7,284)	(2,874)	23,453
Income tax benefit	(51)	—	—	(51)
Net income (loss)	33,662	(7,284)	(2,874)	23,504
Less: Net loss attributable to Predecessor	—	(7,284)	(2,874)	(10,158)
Net income attributable to partners	$33,662	$—	$—	$33,662

	Six Months Ended June 30, 2015
	Valero Energy Partners LP (Previously Reported)	Corpus Christi Terminal Services Business (January 1, 2015 to June 30, 2015)	McKee Terminal Services Business (January 1, 2015 to June 30, 2015)	Valero Energy Partners LP (Currently Reported)
Operating revenues – related party (b)	$102,131	$—	$—	$102,131
Costs and expenses:
Operating expenses	32,238	10,891	3,358	46,487
General and administrative expenses	6,725	176	123	7,024
Depreciation expense	15,203	1,886	2,254	19,343
Total costs and expenses	54,166	12,953	5,735	72,854
Operating income (loss)	47,965	(12,953)	(5,735)	29,277
Other income, net	137	—	—	137
Interest and debt expense, net of capitalized interest	(2,012)	—	—	(2,012)
Income (loss) before income taxes	46,090	(12,953)	(5,735)	27,402
Income tax benefit	(177)	—	—	(177)
Net income (loss)	46,267	(12,953)	(5,735)	27,579
Less: Net loss attributable to Predecessor	(9,516)	(12,953)	(5,735)	(28,204)
Net income attributable to partners	$55,783	$—	$—	$55,783

See Notes to Earnings Release on Table Page 7.

Table Page 5

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(Thousands of Dollars)
(Unaudited)

The following table presents our balance sheet data as of December 31, 2015, giving effect to the acquisition of the McKee Terminal Services Business. See Note (a) of Notes to Earnings Release for a discussion of the basis of this presentation.

	December 31, 2015
	Valero Energy Partners LP (Previously Reported)	McKee Terminal Services Business	Valero Energy Partners LP (Currently Reported)
Cash and cash equivalents	$80,783	$—	$80,783
Total assets	850,107	52,559	902,666
Current portion of debt and capital lease obligations	913	—	913
Debt and capital lease obligations, less current portion	545,246	—	545,246
Total debt and capital lease obligations	546,159	—	546,159
Partners’ capital	290,153	52,559	342,712
Working capital	86,231	—	86,231

See Notes to Earnings Release on Table Page 7.

Table Page 6

VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

(a)
References to “Partnership,” “we,” “us,” or “our” refer to Valero Energy Partners LP, one or more of its subsidiaries, or all of them taken as a whole. For businesses that we acquired from Valero, those terms refer to Valero Energy Partners LP Predecessor, our Predecessor for accounting purposes. References in these notes to “Valero” may refer to Valero Energy Corporation, one or more of its subsidiaries, or all of them taken as a whole, other than Valero Energy Partners LP, any of its subsidiaries, or its general partner.

Effective April 1, 2016, we acquired the McKee Terminal Services Business from Valero for total consideration of $240.0 million consisting of (i) cash of $204.0 million and (ii) the issuance of 728,775 common units representing limited partner interests in us and 14,873 general partner units representing general partner interests in us having an aggregate value, collectively, of $36.0 million. We funded the cash distribution to Valero with $65.0 million of our cash on hand and $139.0 million of borrowings under our revolving credit facility. We began receiving fees for services provided by this business commencing on April 1, 2016.

Effective October 1, 2015, we acquired the Corpus Christi Terminal Services Business from Valero for total consideration of $465.0 million and began receiving fees for services provided by this business commencing on October 1, 2015.

The above-mentioned acquisitions were each accounted for as transfers of a business between entities under the common control of Valero. Accordingly, the statement of income data, operating highlights, and capital expenditures data have been retrospectively adjusted to include the historical results of operations of the acquired businesses for periods prior to their dates of acquisition.

(b)
In addition to the businesses described in Note (a), we acquired the Houston and St. Charles Terminal Services Business from Valero effective March 1, 2015. Prior to being acquired by us, the businesses did not charge Valero for services provided and did not generate revenues. Effective with the date of each acquisition, we entered into additional schedules to our commercial agreements with Valero with respect to the services we provide to Valero using the assets of the acquired businesses. This resulted in new charges for terminaling services provided by these assets.

(c)
The decrease in operating expenses in the three months ended June 30, 2016 compared to the three months ended June 30, 2015 was due primarily to lower maintenance expense of $1.6 million at the Corpus Christi terminals related to inspection activity.

The decrease in operating expenses in the six months ended June 30, 2016 compared to the six months ended June 30, 2015 was due primarily to lower maintenance expense of $3.9 million at the Corpus Christi and St. Charles terminals related to inspection activity. Additionally, waste handling costs at the Corpus Christi and St. Charles terminals decreased $2.0 million in the six months ended June 30, 2016. The decrease in these expenses was partially offset by an increase in insurance expense of $867,000 as a result of the acquired assets being covered under our own insurance policies. Prior to the acquisitions, our Predecessor was allocated a portion of Valero’s insurance costs.

(d)
The increase in general and administrative expenses in the three months ended June 30, 2016 compared to the three months ended June 30, 2015 was due primarily to incremental costs of $198,000 related to the management fee charged to us by Valero for the Corpus Christi Terminal Services Business and McKee Terminal Services Business.

The increase in general and administrative expenses in the six months ended June 30, 2016 compared to the six months ended June 30, 2015 was due primarily to incremental costs of $464,000 related to the management fee charged to us by Valero for the Corpus Christi Terminal Services Business and McKee Terminal Services Business and an increase of $476,000 in costs related to being a separate publicly traded limited partnership. These increases were offset by lower transactions costs of $159,000 associated with the acquisition of businesses from Valero. In 2016, we incurred transactions costs of $387,000 in connection with the April 1, 2016 acquisition of the McKee

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VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

Terminal Services Business. In 2015, we incurred transaction costs of $546,000 in connection with the March 1, 2015 acquisition of the Houston and St. Charles Terminal Services Business.

(e)
The increase in depreciation expense in the three and six months ended June 30, 2016 compared to the three and six months ended June 30, 2015 was due primarily to additional depreciation expense associated with assets placed into service in 2015, including expansion and improvement projects at our Corpus Christi and St. Charles terminals.

(f)
The increase in “interest and debt expense, net of capitalized interest” in the three and six months ended June 30, 2016 compared to the three and six months ended June 30, 2015 was due primarily to interest expense incurred on borrowings under our revolving credit facility and under the subordinated credit agreements with Valero entered into in connection with the acquisitions described in Note (a) as well as the Houston and St. Charles Terminal Services Business acquisition on March 1, 2015. Interest expense on this indebtedness was $3.0 million and $5.3 million in the three and six months ended June 30, 2016, respectively, compared to $1.3 million and $1.7 million in the three and six months ended June 30, 2015.

(g)
Our income tax expense is associated with the Texas margin tax. During the six months ended June 30, 2015, we reduced our deferred income tax liabilities due to a reduction in the relative amount of revenue we generate in Texas compared to our total revenue. This reduction was a result of the acquisition of the Houston and St. Charles Terminal Services Business on March 1, 2015 (which includes operations in Louisiana). In addition, in June 2015, the Texas margin tax rate was reduced from 1 percent to 0.75 percent, which resulted in a tax benefit in the three months ended June 30, 2015.

(h)	Represents the sum of volumes transported through each separately tariffed pipeline segment.

(i)
Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by throughput for the period. Throughput is derived by multiplying the throughput barrels per day (BPD) by the number of days in the period. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance.

(j)	Defined terms are as follows:

•	EBITDA is defined as net income less income tax expense, interest expense, and depreciation expense.

•
Distributable cash flow is defined as EBITDA less (i) EBITDA attributable to Predecessor and cash payments during the period for interest, income taxes, and maintenance capital expenditures; plus (ii) adjustments related to minimum throughput commitments, capital projects prefunded by Valero, and certain other items.

•	Distribution coverage ratio is defined as the ratio of distributable cash flow to the total distribution declared.

These terms are not defined under United States (U.S.) generally accepted accounting principles (GAAP) and are considered non-GAAP measures. Management has defined these terms and believes that the presentation of the associated measures is useful to external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies, to:

•	describe our expectation of forecasted earnings;

•
assess our operating performance as compared to other publicly traded limited partnerships in the transportation and logistics industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	assess the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	assess our ability to incur and service debt and fund capital expenditures; and

•	assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Table Page 8

VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with U.S. GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

We use distributable cash flow to measure whether we have generated from our operations, or “earned,” an amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of “operating surplus” to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Because operating surplus is a cumulative concept (measured from our initial public offering (IPO) date and compared to cumulative distributions from the IPO date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

We use the distribution coverage ratio to reflect the relationship between our distributable cash flow and the total distribution declared.

Table Page 9